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                                                    Registration No. 333-[_____]

As filed with the Securities and Exchange Commission on April 29, 2004
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                           --------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                           --------------------------

                           FIRST ALBANY COMPANIES INC.
               (Exact name of issuer as specified in its charter)

           New York                                      22-2655804
(State or Other Jurisdiction of             (I.R.S. Employer Identification No.)
            Incorporation)
                              30 South Pearl Street
                             Albany, New York 12207
                    (Address of principal executive offices)

                              FIRST ALBANY CAPITAL
                     EMPLOYEES' RETIREMENT AND SAVINGS PLAN
                              (Full title of Plan)

                              Stephen P. Wink, Esq.
                          Secretary and General Counsel
                           First Albany Companies Inc.
                              30 South Pearl Street
                           Albany, New York 12207-1599
                                 (518) 447-8500
            (Name, address and telephone number of agent for service)
            ---------------------------------------------------------

                                   Copies to:
                              Susan P. Serota, Esq
                             Pillsbury Winthrop LLP
                                  1540 Broadway
                            New York, New York 10038
                                 (212) 858-1000

                           --------------------------

                         CALCULATION OF REGISTRATION FEE

==================================================================================================================================
                                       |                   |                        |                       |
                                       |                   |   Proposed Maximum     |  Proposed Maximum     |
 Title of Securities to be Registered  |   Amount to be    |   Offering Price Per   |  Aggregate Offering   |   Amount of
                                       |   Registered(1)   |   Share(2)             |  Price                |   Registration Fee
----------------------------------------------------------------------------------------------------------------------------------
                                       |                   |                        |                       |
Common Stock, par value $.01 per share |  1,004,557 shares |   $14.66               |   $14,726,805         |     $1,865.89
                                       |                   |                        |                       |
==================================================================================================================================



1. This registration Statement covers 1,004,557 shares of Common Stock that are to be allocated to the accounts of participants in the First Albany Capital Employees' Retirement and Savings Plan (the "Plan") pursuant to open market purchases made by participants through the self-directed open brokerage account feature of the Plan and employer matching contributions made in the form of Common Stock, including 573 shares that will be allocated to the participants' accounts pursuant to open market purchases by the Plan with cash held in the Plan's forfeiture account and 3,984 shares that are currently held in the Plan's forfeiture account pending allocation to participants' accounts. This Registration Statement shall also be deemed to cover (i) the rights attached to each share of Common Stock pursuant to the Rights Agreement dated March 30, 1998, and (iii) pursuant to Rule 416(c), an indeterminate amount of interest to be offered or sold pursuant to the Plan described herein. Pursuant to Rule 416(b), the number of shares of Common Stock being registered shall be adjusted to include any additional shares that may become issuable in connection with, or as the result of, stock splits, stock dividends or similar transactions.

2. Pursuant to Rule 457(c) and Rule 457(h) under the Securities Act of 1933, the proposed maximum offering price per share is based on the reported average of the high and low prices for First Albany Companies Inc. Common Stock on the NASDAQ National Market System on April 28, 2004.


                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.

     The following documents which have heretofore been filed by First Albany Companies Inc. (the "Registrant") (File No. 0-14140) with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference herein and shall be deemed to be a part hereof:

     1. The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2003, as filed with the Commission on March 12, 2004;

     2. All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 2003; and

     3. Description of the Registrant's shares of Common Stock, par value $0.01 per share, contained in the Registrant's Registration Statement on Form 8A filed with the Commission pursuant to Section 12 of the Exchange Act on January 14, 1986, and any amendment or report filed for the purpose of updating such description.

     All documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this registration statement and made a part hereof from their respective dates of filing (such documents, and the documents enumerated above, being hereinafter referred to as "Incorporated Documents"); provided, however, that the documents enumerated above or subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act in each year during which the offering made by this registration statement is in effect prior to the filing with the Commission of the Registrant's Annual Report on Form 10-K covering such year shall not be Incorporated Documents or be incorporated by reference in this registration statement or be a part hereof from and after the filing of such Annual Report on Form 10-K.

     Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

     Article 6.07 of the Company's By-Laws permits the indemnification of officers and directors under certain circumstances to the full extent that such indemnification may be permitted by law.

     Such rights of indemnification are in addition to, and not in limitation of, any rights of indemnification under the Business Corporation Law of the State of New York (Sections 721 through 726), which provides for indemnification by a corporation of its officers and directors under circumstances as stated in the Business Corporation Law and subject to specified limitations set forth in the Business Corporation Law. The Registrant has also purchased director and officer liability insurance.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

         See Exhibit Index attached.

Item 9.  Undertakings.

         The Registrant hereby undertakes:

     (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     (b) That, for the purpose of determining any liability under the Exchange Act, each post-effective amendment to this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

     (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

     (d) That, for purposes of determining any liability under the Exchange Act, each filing of the Registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Exchange Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Exchange Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Exchange Act and will be governed by the final adjudication of such issue.


                                   SIGNATURES

     1. The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Albany, and the State of New York, on the 27th day of April, 2004.

                                        FIRST ALBANY COMPANIES INC.


                                        By: /s/ Alan P. Goldberg
                                            ---------------------
                                        Alan P. Goldberg,
                                        President and Chief Executive Officer


                                POWER OF ATTORNEY

     Know all men by these presents, that each officer or director of First Albany Companies Inc. whose signature appears below constitutes and appoints George C. McNamee and Alan P. Goldberg, and each of them acting singly, as his true and lawful attorney-in-fact and agent, with full and several power of substitution, to sign for him and in his name, place and stead, in any and all capacities, the Registration Statement on Form S-8 filed herewith and any or all amendments, including pre- and post-effective amendments and supplements to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done. Each of said attorneys-in-fact shall have power to act hereunder with or without the other.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on the 27th day of April, 2004:


    Signature                             Title
    ---------                             -----


    /s/  George C. McNamee
    ----------------------
    George C. McNamee                     Chairman


    /s/  Alan P. Goldberg
    ---------------------
    Alan P. Goldberg                      President and Chief Executive Officer

    /s/  Steven R. Jenkins
    ----------------------
    Steven R. Jenkins                     Chief Financial Officer
                                          (Principal Accounting Officer)

    /s/  Hugh A. Johnson, Jr.
    -------------------------
    Hugh A. Johnson, Jr.                  Senior Vice President and Director


    /s/  Robert F. Campbell
    -----------------------
    Robert F. Campbell                    Director


    /s/  Carl P. Carlucci, PhD.
    ---------------------------
    Carl P. Carlucci, PhD.                Director


    /s/  Walter M. Fiederowicz
    --------------------------
    Walter M. Fiederowicz                 Director


    /s/  Nicholas A. Gravante, Jr.
    ------------------------------
    Nicholas A. Gravante, Jr.             Director

    /s/  Dale Kutnick
    -----------------
    Dale Kutnick                          Director


    /s/  Arthur T. Murphy, Jr.
    --------------------------
    Arthur T. Murphy, Jr.                 Director


    /s/  Shannon P. O'Brien
    -----------------------
    Shannon P. O'Brien                    Director


    /s/  Arthur J. Roth
    -------------------
    Arthur J. Roth                        Director


2. The Plan. Pursuant to the requirements of the Securities Act of 1933, the Administrative Committee under the First Albany Capital Employees' Retirement and savings Plan has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Albany, and the State of New York, on the 27th day of April, 2004.

                                               FIRST ALBANY CAPITAL EMPLOYEES'
                                               RETIREMENT AND SAVINGS PLAN

                                               By: /s/ Stephen P. Wink
                                                   -------------------
                                               Stephen P. Wink,
                                               Secretary and General Counsel
                                               Member, Administrative Committee

================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ----------------


                                    EXHIBITS

                                   filed with

                             Registration Statement

                                       On

                                    Form S-8

                                      Under

                           The Securities Act of 1933

                                ----------------

                              FIRST ALBANY CAPITAL
                     EMPLOYEES' RETIREMENT AND SAVINGS PLAN
                            (Full title of the Plan)


                           First Albany Companies Inc.
               (Exact name of issuer as specified in its charter)




================================================================================
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                           First Albany Companies Inc.

                                 --------------

                                  Exhibit Index

Exhibit
Number            Description
-------           -----------
4(a) -            Amended and Restated Certificate of Incorporation of First
                  Albany Companies Inc. (Filed as Exhibit 3(i) to Form 10-Q filed for the quarter ended June 26, 1998).*

4(b) - Amendment to Certificate of Incorporation of First Albany Companies Inc. (Filed as Appendix B to Proxy Statement on
                  Schedule 14A dated May 2, 2000)*

4(c) -            Bylaws of First Albany Companies Inc., as amended. (Filed as
                  Exhibit 3.2 to Form 10-K for year ended December 31, 2002).*

4(d) - Specimen Certificate of Common Stock, par value $.01 per share. (Filed as Exhibit No. 4 to Registration Statement No. 33-1353).*

5    -            The Registrant hereby undertakes that it will submit or has submitted the Plan and any amendment thereto to the Internal
                  Revenue Service ("IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan.

23   -            Consent of PricewaterhouseCoopers LLP.

24   -            Power of Attorney (set forth on the signature page hereof).
--------------------------------

*  Incorporated by reference.